Exhibit 10.7

Gladstone Commercial Corporation

Second Amendment to 2003 Equity Incentive Plan

RECITALS

     A. On June 10, 2003, the Board of Directors and stockholders of Gladstone Commercial Corporation, a Maryland corporation (the “Company”), adopted the 2003 Equity Incentive Plan (the “Plan”).

     B. On July 17, 2003, the Board of Directors and stockholders of the Company approved the Amendment No. 1 to the Plan.

     C. On March 9, 2004, the Board of Directors of the Company approved the following Second Amendment to the Plan, which was ratified by the stockholders of the Company on May 26, 2004.

AMENDMENT

1.	Section 4(a) of the Plan shall be amended and restated in its entirety to read as follows:

“(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the capital stock that may be issued pursuant to Stock Awards shall not exceed nine hundred sixty thousand (960,000).”

2.	Except as set forth in this Second Amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.